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                                                                    EXHIBIT 99.1

INTEL CONTACT:                          CONVERA CONTACT:
Bill Balder                             Dan Agan
Intel Corporation                       Convera
(503) 264-5669                          (703) 761-3700
bill.calder@intel.com                   dagan@convera.com


           Intel and Excalibur Technologies Close Transaction To Form
                              Convera Corporation


       CONVERA CLOSES TRANSACTION WITH NATIONAL BASKETBALL ASSOCIATION TO PROVIDE END-TO-END VIDEO CONTENT MANAGEMENT AND INTERNET DELIVERY
                                    SERVICES

Santa Clara, CA and Vienna, VA, December 21, 2000 -- Intel and Excalibur Technologies (NASDAQ: EXCA) announced today that their agreement to combine the business operations of Excalibur and Intel's Interactive Media Services division has been completed. The transaction was closed following approval by Excalibur shareholders at their annual meeting today.

It also was announced today that Convera has closed a related transaction with the National Basketball Association (NBA). As part of this transaction, an agreement between Intel and the NBA to develop and distribute interactive NBA content through NBA.com and other Web sites was assigned to Convera.

As a result of the close, all of Excalibur's outstanding shares have been converted into shares of Convera Corporation, a new publicly traded company, and the entirety of Excalibur's business will be folded into the operations of the new company. Effective December 22, 2000, shares of Convera will be traded on the NASDAQ National Market under the ticker symbol CNVR.
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Intel and Excalibur announced their agreement to form the new company in May
2000. In September 2000, the National Basketball Association signed a long-term agreement with Intel to develop and distribute interactive NBA content, including enhanced broadband programming and interactive game broadcasts.

Convera combines Excalibur's 20-year investment in the creation of market-leading content management technologies, products and capabilities with the technologies and expertise that Intel and Intel's Interactive Media Services division have developed over the past decade in content protection and content enrichment. Plans for Convera focus on empowering content owners to extract value from their high-worth digital content by providing advanced technologies, products and services that allow content to be managed, enhanced and distributed securely over IP-enabled networks--intranets, the Internet, set top boxes and wireless devices.

Under the terms of the transaction, Intel contributed its Interactive Media Services Division and invested $150 million in Convera, as well as provided key technologies for content protection. Excalibur contributed its entire business operations to Convera. Ron Whittier, former senior vice president and General Manager of the Interactive Media Services Division at Intel, is Chairman and Chief Executive Officer of Convera. Pat Condo, former CEO of Excalibur, is President and Chief Operating Officer of Convera. The new company has offices throughout the U.S. and Europe with major offices in Virginia, California, Maryland and Oregon.

ABOUT INTEL CORPORATION

Intel, the world's largest chip maker, is also a leading manufacturer of computer, networking and communications products. Additional information about Intel is available at www.intel.com/pressroom.
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ABOUT EXCALIBUR TECHNOLOGIES

Founded in 1980, Excalibur Technologies Corporation (Nasdaq: EXCA) is a recognized leader in high-performance, search-powered, multimedia content management solutions for intelligently capturing, indexing, managing, accessing and utilizing valuable digital content - including text, images and video. Excalibur works with Global 2000 corporations, software developers, application service providers and government agencies to power intranet and Internet solutions, corporate portals and eCommerce sites. Additional information about Excalibur is available at www.excalib.com.

Starting December 26, 2000, additional information about Convera will be available at www.convera.com.